Exhibit 16

                          ABC Fund cummulative return
                          ---------------------------
                        January 1, 1995 - June 30, 1995


T = ((ERV / P) - 1) x 100

T = ((1,060/1,000) - 1) x 100

T = ((1.060) - 1) x 100

T = (0.06) x 100

T = 6.0%